UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2007

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-86244	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, losses and financial condition, liquidity and going concern issues, our ability to obtain financing on acceptable terms, need for additional capital, anti-dilution provisions contained in outstanding securities, the effects of financial restatements, inability to generate sufficient revenues to fund operations, maintaining relationships with broadcast companies, ability to develop advertising revenues, inability to pay payroll taxes, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2007, the Company entered into a binding letter of intent (the “LOI”), with GT Network, LLC (“GT”), which provides for the purchase by GT of certain of the assets of the Company and its subsidiary The Tube Music Network, Inc. (together, the “Seller”) for aggregate consideration of (i) cash equal to $15.0 million, less the amount of certain assumed liabilities and (ii) assumption of certain liabilities, which transaction is referred to in this report as the asset acquisition. The consummation of the asset acquisition is subject to, among other things, the parties entering into a definitive agreement on or before May 31, 2007 and the approval of the Company’s stockholders.

The LOI contains certain conditions precedent to GT’s obligation to perform, including without limitation: (i) satisfaction that the purchase price is used first to pay all secured tax and other secured liabilities of Seller and thereafter to make distributions pro rata to unsecured creditors of the Seller; (ii) GT receiving all necessary licenses and governmental approvals, certifications and consents for the continued operation of the business and purchase of the purchased assets; (iii) completion by GT of confirmatory due diligence with results acceptable to GT in its sole and absolute discretion; (iv) to the extent any charter affiliation agreement is not assumed by GT, it shall have entered into a new charter affiliation agreement with the counter party to such non-assumed charter affiliation agreement, which is acceptable to GT in its sole and absolute discretion; and (v) entry into an employment agreement with Les Garland and any other members of the Seller’s management team deemed necessary or appropriate to GT in its sole and absolute discretion, which employment agreement shall be in form and substance acceptable to GT in its sole and absolute discretion.

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The LOI provides that the date of closing of the asset acquisition will be a date designated in writing by GT which will not be earlier than May 30, 2007 nor later than July 12, 2007. The LOI may be terminated: (i) by mutual consent of GT and the Seller; (ii) by GT and the Seller in the event a purchase agreement is not executed on or before May 31, 2007; and (iii) by GT or Seller in the event the date of closing does not occur on or before July 12, 2007.

The following description of the material terms of the LOI is qualified in its entirety by reference to the actual agreement attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Letter of Intent dated as of May 3, 2007 between GT Network, LLC, The Tube Media Corp., and its subsidiary The Tube Music Network, Inc.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TUBE MEDIA CORP.

Dated: May 10, 2007	By:	/s/ D. Patrick LaPlatney
Name: D. Patrick LaPlatney
Title: Director

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Exhibits

10.1	Letter of Intent dated as of May 3, 2007 between GT Network, LLC, The Tube Media Corp., and its subsidiary The Tube Music Network, Inc.

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